United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of earliest event reported

                                  VFINANCE, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OF ORGANIZATION)



       1-11454-03                                  58-1974423
------------------------                           -----------
(COMMISSION FILE NUMBER)                           (I.R.S. ID)


            3010 North Military Trail, Suite 300 Boca Raton, FL 33431
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (561) 981-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


GENERAL EXPLANATION

The purpose of this report is to amend the Registrant's Current Report on Form 8-K dated November 2, 2004 that was filed with the Securities and Exchange Commission on November 8, 2004 (the "Initial Report") which reported on its acquisition of certain assets of Global Partners Securities, Inc. ("Global") and 100% of the issued and outstanding equity securities of EquityStation, Inc. ("EquityStation"), all of which were owned by Level2.com, Inc. ("Level2"), a subsidiary of Global. This report amends the Initial Report so as to provide the information required under Items 9.01(a) and 9.01(b) of Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a.1) Financial Statements of Business Acquired.

            Financial Statements of Global Partners Securities, Inc.

Independent Auditors' Report

Balance Sheets Dated as of December 31, 2003, and September 30, 2004
(Unaudited).

Statements of Operations for the Years ended December 31, 2002 and December 31, 2003, and the Nine Month Period ended September 30, 2004 (Unaudited).

Statement of Stockholders' Equity for the Years ended December 31, 2002 and December 31, 2003, and the Nine Month Period ended September 30, 2004 (Unaudited).

Statements of Cash Flows for the Years ended December 31, 2002 and December 31, 2003, and the Nine Month Period ended September 30, 2004 (Unaudited).

Notes to Financial Statements for the Years ended December 31, 2002 and December 31, 2003, and the Nine Month Period ended September 30, 2004 (Unaudited).


(a.2) Financial Statements of Business Acquired

                   Financial Statements of EquityStation, Inc.

Independent Auditors' Report

Balance Sheets Dated as of December 31, 2003, and September 30, 2004
(Unaudited).

Statements of Operations for the Years ended December 31, 2002 and December 31, 2003, and the Nine Month Period ended September 30, 2004 (Unaudited).

Statement of Stockholders' Equity for the Years ended December 31, 2002 and December 31, 2003, and the Nine Month Period ended September 30, 2004 (Unaudited).

Statements of Cash Flows for the Years ended December 31, 2002 and December 31, 2003, and the Nine Month Period ended September 30, 2004 (Unaudited).

Notes to Financial Statements for the Years ended December 31, 2002 and December 31, 2003, and the Nine Month Period ended September 30, 2004 (Unaudited).



(b) Pro Forma Financial Information.

       Unaudited Pro Forma Combined Financial Statements of vFinance, Inc.

Unaudited Pro Forma Combined Balance Sheet as of September 30, 2004.

Unaudited Pro Forma Statements of Operations for the Year ended December 31,
2003.

Unaudited Pro Forma Statements of Operations for the Nine Month Period ended September 30, 2004.

            FINANCIAL STATEMENTS OF GLOBAL PARTNERS SECURITIES, INC.

                          INDEX TO FINANCIAL STATEMENTS



Independent auditors' report  ...........................   4

Balance sheets ..........................................   6

Statements of operations  ...............................   7

Statement of changes in stockholders' equity ............   8

Statements of cash flows ................................   9

Notes to financial statements .......................   10-14

                                                         SHAVELL & COMPANY, P.A.
                                    Certified Public Accountants and Consultants

                          7700 Congress Avenue, Suite 3105, Boca Raton, FL 33487
                                            Ph (561) 997-7242 Fax (561) 997-7262
                                                                info@shavell.net

                          INDEPENDENT AUDITORS' REPORT




To the Stockholder
Global Partners Securities, Inc.
Fort Lauderdale, Florida 33309


We have audited the accompanying statement of financial condition of Global Partners Securities, Inc. as of December 31, 2003, and the related statements of operations, changes in stockholder's equity, and cash flows for the year then ended, that you are filing pursuant to Rule 17a-5 under the Securities Exchange Act of 1934. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Partners Securities, Inc. as of December 31, 2003, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.



SHAVELL & COMPANY, P.A.

/s/ Shavell & Company, P.A.

Boca Raton, Florida
February 20, 2004

                                                         SHAVELL & COMPANY, P.A.
                                    Certified Public Accountants and Consultants

                          7700 Congress Avenue, Suite 3105, Boca Raton, FL 33487
                                            Ph (561) 997-7242 Fax (561) 997-7262
                                            Ph (954) 969-5151 Fax (954) 969-2545
                                                                info@shavell.net

                          INDEPENDENT AUDITORS' REPORT




To the Stockholder
Global Partners Securities, Inc.
Fort Lauderdale, Florida 33309


We have audited the accompanying statement of financial condition of Global Partners Securities, Inc. as of December 31, 2002, and the related statements of operations, changes in stockholder's equity, and cash flows for the year then ended, that you are filing pursuant to Rule 17a-5 under the Securities Exchange Act of 1934. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Partners Securities, Inc. as of December 31, 2002, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.




/s/ Shavell & Company, P.A.

Boca Raton, Florida
February 24, 2003

                        Global Partners Securities, Inc.
                                 BALANCE SHEETS


                                                                       December 31,     September 30, 2004
                                                                           2003            (unaudited)
ASSETS
     Cash                                                         $         306,518     $      413,465
     Receivable from Clearing Organizations                                 923,426            358,801
     Due from Related Parties                                               671,951            715,381
     Bonds                                                                        -            273,100
     Securities Owned:
        Marketable Securities, at Market Value                              114,244             38,119
        Not Readily Marketable, at Estimated Fair Value                      24,400             24,400
     Deposits                                                                17,262             17,500
     Prepaid Expenses                                                         1,165              1,381
     Advances to Employees                                                   19,716             20,191
     Property and Equipment, net                                             31,963             14,981
                                                                  ------------------    ---------------
                                                                  $       2,110,645     $    1,877,319
                                                                  ==================    ===============


LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES
     Accounts Payable                                             $         368,658     $      324,021
     Accrued Liabilities                                                     29,405              6,120
     Commissions Payable                                                    197,358            119,935
     Securities Sold, Not Yet Purchased, At Market                           25,439              3,358
     Loan Payable                                                           291,889            219,770
                                                                  ------------------    ---------------
                                                                            912,749            673,204
                                                                  ------------------    ---------------

COMMITMENTS AND CONTINGENCIES

     Subordinated Loans                                                     600,000            550,000
                                                                  ------------------    ---------------

STOCKHOLDER'S EQUITY
     Common Stock, No Par Value; Authorized
        10,000 Shares; Issued and Outstanding 269 Shares                    134,500            134,500
     Additional Paid-in Capital                                           6,500,155          7,203,155
     Accumulated Deficit                                                 (6,036,759)        (6,683,540)
                                                                  ------------------    ---------------
                                                                            597,896            654,115
                                                                  ------------------    ---------------
                                                                  $       2,110,645     $    1,877,319
                                                                  ==================    ===============



See accompanying notes to financial statements

                        Global Partners Securities, Inc.
                            STATEMENTS OF OPERATIONS


                                                                                          For the nine month period
                                                        Years ended December 31,              ended Sep 30, 2004
                                                       2002                 2003                 (unaudited)
REVENUE
     Commissions                                 $         227,663    $        239,523     $             159,762
     Principal Transactions                              2,648,220           2,973,115                 2,772,633
     Interest and Dividends                                 58,141              18,568                     2,774
     Other Income                                          336,731              60,454                   353,714
                                                 ------------------   -----------------    ----------------------
                                                         3,270,755           3,291,660                 3,288,883
                                                 ------------------   -----------------    ----------------------

EXPENSES
     Employee Compensation and Benefits                  2,410,604           2,889,413                 2,461,181
     Clearance Fees                                        530,139             306,186                   333,464
     Communications and Data Processing                  1,036,968             656,179                   408,154
     Interest                                               99,386              89,963                    59,585
     Occupancy                                             344,117             385,019                   296,201
     Other Expenses                                        675,557             779,292                   377,079
                                                 ------------------   -----------------    ----------------------
                                                         5,096,771           5,106,052                 3,935,664
                                                 ------------------   -----------------    ----------------------
NET LOSS                                         $      (1,826,016)   $     (1,814,392)    $            (646,781)
                                                 ==================   =================    ======================









See accompanying notes to financial statements

                        Global Partners Securities, Inc.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


                                                                                      Additional
                                                                   Common              Paid -in              Accumulated
                                              Stock               Capital                Deficit                 Total
Balance, December 31, 2001                    $ 100,000     $        4,026,436    $         (2,071,510)   $        2,054,926
Net Loss                                                                                    (1,826,016)           (1,826,016)
Capital Contributed - Merger                     39,000                995,678                (324,841)              709,837
Capital Contributed                                                    305,000                                       305,000
Conversion of Subordinated Loans                                       350,000                                       350,000
Repurchase of Outstanding Shares                 (4,500)              (495,500)                                     (500,000)
                                         ----------------   --------------------  ----------------------  -------------------
Balance, December 31, 2002                       134,500              5,181,614              (4,222,367)           1,093,747
Net Loss                                                                                     (1,814,392)          (1,814,392)
Capital Contributed                                                   1,318,541                                    1,318,541
                                         ----------------   --------------------  ----------------------  -------------------
Balance, December 31, 2003                       134,500              6,500,155              (6,036,759)             597,896
Net Loss (unaudited)                                                                           (646,781)            (646,781)
Capital Contributed  (unaudited)                                        703,000                                      703,000
                                         ----------------   --------------------  ----------------------  -------------------
Balance, September 30, 2004  (unaudited) $       134,500    $         7,203,155   $          (6,683,540)  $          654,115
                                         ================   ====================  ======================  ====================




See accompanying notes to financial statements

                        Global Partners Securities, Inc.
                            STATEMENTS OF CASH FLOWS


                                                                                           For the nine month period
                                                               Years ended December 31,       ended Sep 30, 2004
                                                                 2002             2003            (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
    Net Loss                                              $   (1,826,016) $    (1,814,392) $        (646,781)
    Adjustments to Reconcile Net Loss
       Provided By Operating Activities:
         Depreciation                                             38,074           22,646             16,982
         Change in Assets and Liabilities:
         Increase (Decrease) In:
          Receivable from Clearing Organizations              12,376,388          (15,283)           564,625
          Bonds                                                        -                -           (273,100)
          Marketable Securities, at market value                 174,520          (23,751)            76,125
          Prepaid Expenses                                        74,660           16,521               (216)
          Advances to Employees                                  137,492           34,559               (475)
         Increase (Decrease) In:
          Accounts Payable                                        14,104          211,444            (44,636)
          Accrued Liabilities                                      3,657           16,248            (23,286)
          Payable to Clearing Organizations                  (10,743,354)          (5,000)                 -
          Commission Payable                                      11,401           96,094            (77,423)
          Securities Sold, Not yet Purchased, at market         (328,888)          18,625            (22,081)
                                                         ---------------- ---------------- ------------------
            Net Cash Used in Operating Activities                (67,962)      (1,442,289)          (430,266)
                                                         ---------------- ---------------- ------------------
CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of Not Readily Marketable Securities                 (4,300)               -                  -
    Increase (Decrease) in Deposits and Other                      4,527             (464)              (238)
                                                         ---------------- ---------------- ------------------
            Net Cash Provided by (Used in) Investing
            Activities                                               227             (464)              (238)
                                                         ---------------- ---------------- ------------------
CASH FLOWS FROM FINANCING ACTIVITIES
    Capital Contributed from Merger                               65,803                -                  -
    Capital Contributed from Parent                              305,000        1,318,541            653,000
    Repurchase of Common Stock                                  (500,000)               -                  -
    Advances on related Party Loans                             (178,764)        (346,629)          (439,755)
    Repayments on Related Party Loans                            507,587          620,826            396,325
    Advances on Long Term Debt                                    23,512                -                  -
    Repayments on Loan Payable                                   (13,741)         (11,782)           (72,119)
                                                         ---------------- ---------------- ------------------
            Net Cash Provided by Financing Activities            209,397        1,580,956            537,451
                                                         ---------------- ---------------- ------------------
            Increase in Cash                                     141,662          138,203            106,947
Cash:
    Beginning of Period                                           26,653          168,315            306,518
                                                         ---------------- ---------------- ------------------
    End of Period                                        $       168,315          306,518            413,465
                                                         ================ ================ ==================
SUPPLEMENTARY DISCLOSURES OF CASH FLOW
    INFORMATION
       Cash Payments for Taxes                           $             -  $             -  $               -
                                                         ================ ================ ==================
       Cash Payments for Interest                        $        99,386  $        79,486  $          59,295
                                                         ================ ================ ==================
NON CASH FINANCING ACTIVITY
       Conversions Of Subordinated Loans to Equity       $       350,000  $             -  $          50,000
                                                         ================ ================ ==================






See accompanying notes to financial statements

Global Partners Securities, Inc.

NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2002, December 31, 2003, and for the Nine Months ended September 30, 2004 (unaudited)

NOTE 1:           Summary of Significant Accounting Policies

Nature of Business

Global Partners Securities, Inc. (the "Company") is a broker-dealer in securities registered with the Securities and Exchange Commission (SEC) and a member of the National Association of Securities Dealers (NASD). The Company operates one main office in Fort Lauderdale, Florida and a smaller office in New York. The Company is a wholly owned subsidiary of Global Partners Group, Inc. (the "Parent").

In connection with its activities as a broker-dealer, the Company does not hold customer funds or securities, and promptly transmits all customer funds received to its clearing firms. Although the Company's clearing firms maintain all of the accounts of such customers and preserve all required and customary records, the Company remains contingently liable for losses incurred on these accounts.

Interim Financial Information

The accompanying unaudited financial statements for the nine months ended September 30, 2004, have been prepared in accordance with generally accepted accounting principles for interim financial statements. The accompanying financial statements for the interim periods are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented.

Securities Transactions

Proprietary securities transactions in regular-way trades are recorded on the trade date, as if they had settled. Profit and loss arising from all securities transactions entered into for the account and risk of the Company are recorded on a trade date basis. Customers' securities transactions are reported on a settlement date basis with related commission income and expenses reported on a trade date basis.

Amounts receivable and payable for securities transactions that have not reached their contractual settlement date are recorded net on the statement of financial condition.

Marketable securities are valued at market value. Securities not readily marketable are valued by management based on their experience in the industry.

Clearing Expenses

Clearing expenses are recorded on a trade-date basis as securities transactions occur.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Property and Equipment

Property and Equipment is stated at cost. Depreciation is computed primarily using accelerated methods over the estimated useful life of the respective assets, generally five to seven years.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and the carrying value of the asset.

Use of Estimates

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

The Company at times has cash in excess of Federal Deposit Insurance Corporation ("FDIC") insurance limits. The Company places its temporary cash investments with high credit quality financial institutions. Cash held by these financial institutions in excess of FDIC limits amounted to approximately $134,254 at December 31, 2003 and $210,898 at September 30, 2004.

Securities Owned and Sold, Not Yet Purchased

Securities owned and securities sold, not yet purchased are carried at quoted market value. The increase or decrease in net unrealized appreciation or depreciation of securities owned and sold, not yet purchased is credited or charged to operations and is included in trading gains and (losses) in the statement of operations.

Advertising

Costs of advertising are expensed as incurred and amounted to $20,714 for the year ended December 31, 2002, $57,278 for the year ended December 31, 2003 and $34,031 for the nine month period ended September 30, 2004.

Receivable from Clearing Organization

Broker Receivables represent amounts due from the clearing organizations related to monies earning interest at the clearing broker from settled and unsettled transactions.

Income Taxes

The Company files federal and state corporate income tax returns. The Company has not accrued any federal or state income tax liability for the year ended December 31, 2003 and the nine month period ended September 30, 2004.

The Company accounts for deferred income taxes using Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," (SFAS 109). The statement requires that deferred income taxes reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their basis for financial reporting purposes. In addition, SFAS 109 requires the recognition of future tax benefits, such as net operating loss carry forwards, to the extent that realization of such benefits are more likely than not.

Note 2:  Securities owned and Sold, not yet purchased

Marketable securities owned and sold, not yet purchased, consist of trading securities at market values as follows:

                                   December 31,     September 30, 2004
                                      2003             (unaudited)
        ---------------------------------------------------------------
        Corporate Stocks

        Owned                      $   114,244      $           38,119
        Sold, not yet purchased    $    25,439      $            3,358

Securities not readily marketable include investment securities that cannot be offered or sold because of restrictions or conditions applicable to the securities and consist of:

                                   December 31,     September 30, 2004
                                      2003             (unaudited)
        ---------------------------------------------------------------

        Corporate Stocks        $        1,000      $                -
        Warrants                        23,400                  24,400
                                ---------------------------------------
                                $       24,400      $           24,400
                                =======================================

                        GLOBAL PARTNERS SECURITIES, INC.
                        NOTES TO THE FINANCIAL STATEMENTS

NOTE 3:  PROPERTY AND EQUIPMENT

Property and Equipment, net consists of the following:

                                   December 31,      September 30, 2004
                                      2003               (unaudited)
        -------------------------------------------  ------------------

        Furniture and Fixtures  $     70,148         $           70,148
        Computer and Office
         Equipment                   381,424                    381,424
                                ---------------      ------------------
                                     451,572                    451,572
        Less: Accumulated
         Depreciation                419,609                    436,591
                                ---------------      ------------------
                                $     31,963         $           14,981
                                ===============      ===================

Note 4:  contractual commitments

The Company is obligated under non-cancelable operating leases for approximately 11,500 square feet of office space in Fort Lauderdale, Florida that expires on May 31, 2005 and for approximately 2,400 square feet of office space in New York, New York that expires on September 30, 2005. The leases provide for monthly rentals of approximately $22,000 and $9,700, respectively.

In addition, the Company is obligated under various automobile and equipment leases with monthly rentals totaling $2,018 expiring from February 2004 to May 2005.

The future minimum annual rental payments for non-cancelable leases are approximately as follows:

                   2004         $    269,391
                   2005              146,960
                                -------------
                                $    416,351
                                =============

Rental expense for the year ended December 31, 2002 was $344,117, for the year ended December 31, 2003 was $385,019 and for the nine month period ended September 30, 2004 was $296,201.

NOTE 5:  NOTE PAYABLE

Note Payable consists of an SBA guaranteed loan due in monthly installments of $13,741 including interest at 8% per annum, which matured December 2004. This loan was in default as of December 31, 2003 due to nonpayment. The Note Payable balance as of September 30, 2004 was $219,770.

Note 6:  Subordinated Borrowings

Borrowings under subordination agreements at December 31, 2003 and September 30, 2004, are as follows:

                                                  December 31,     September 30,
                                                                        2004
                                                    2003             (unaudited)
        ---------------------------------------------------------  -------------

        Subordinated Loan, interest at 10%
         annually, due September, 2005            $      300,000   $    250,000
        Subordinated Loan, interest at 10%
         annually, due July, 2005                        300,000        300,000
                                                  ---------------  -------------
                                                  $      600,000   $    550,000
                                                  ===============  =============

The subordinated borrowings are available in computing net capital under the SEC's uniform net capital rule. To the extent that such borrowings are required for the Company's continued compliance with minimum net capital requirements, they may not be repaid.

NOTE 7:  INCOME TAXES

The Company has available at December 31, 2003, approximately $5,535,000 of unused operating loss carry forwards that may be applied against future taxable income and that expire between 2021 and 2023. Based upon these carry forwards, there is no current income tax liability at December 31, 2003 and September 30, 2004.

The deferred portion of the income tax benefit included in the statement of operations net of a valuation allowance is $0 at December 31, 2003.

Note 8:  RELATED PARTY TRANSACTIONS

The Company has various receivables due from related companies totaling $671,951 as of December 31, 2003 and $715,381 as of September 30, 2004. These receivables are non interest bearing and are due on demand. In addition, the Company paid consulting fees to a company owned by one of the shareholders of its parent company. These fees amounted to $27,600 for the years 2002 and 2003 and $20,700 for the nine month period ended September 30, 2004.

NOTE 9:  NET CAPITAL REQUIREMENTS

The Company is subject to the Securities and Exchange Commission Uniform Net Capital Rule (SEC rule 15c3-1), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. At December 31, 2003, the Company had net capital of $404,384 which was $5,384 in excess of its required net capital of $399,000. At September 30, 2004, the Company had net capital of $404,563 which was $94,063 in excess of its net capital requirement of $310,500. The Company's net capital ratio was 2.19 to 1was and 1.65 to 1 as of December 31, 2003 and September 30, 2004, respectively.

Note 10: OFF-BALANCE-SHEET RISK

The Company's customers' securities transactions are introduced on a fully-disclosed basis with its clearing broker/dealers. The clearing broker/dealer is responsible for collection of and payment of funds, and receipt and delivery of securities relative to customer transactions. Off-balance-sheet risk exists with respect to these transactions due to the possibility that customers may be unable to fulfill their contractual commitments wherein the clearing broker/dealer may charge any losses it incurs to the Company. The Company seeks to minimize this risk through procedures designed to monitor the creditworthiness of its customers and proper executions of customer transactions by the clearing broker/dealer.

NOTE 11:  CLOSELY HELD CORPORATIONS

The Company owns 99.75% of a company which owns 100% of another broker-dealer. Pursuant to Rule 17a-5 of the Securities Exchange Act of 1934, consolidation of these entities into the financial statements of the Company is not required. The assets, liabilities and equity of the entities which would otherwise be consolidated are as follows:
                                                               September 30,
                                            December 31,           2004
                                              2003              (unaudited)
        -------------------------------------------------    -------------------
        Assets                              $    215,607     $          197,323
        Liabilites                               687,113                680,348

                                            -------------    -------------------
        Stockholder's Deficit               $    471,506     $          483,025
                                            =============    ===================

As part of the consolidation, $607,000 of the assets of the Company would be eliminated along with $607,000 of liabilities of the entities to be consolidated for both periods.

NOTE 12:  LITIGATION

A former employee of the Company filed a statement of claim with the NASD against the Company for commissions owed, wrongful termination and defamation related to a Form U-5 filed with the NASD. In October 2003, after a final hearing, the panel entered an award against the Company for breach of implied contract in the sum of $218,833. In December 2003, the Company filed a Petition to Vacate Arbitration Award. The attorney is unable to opine on the likely outcome of the Petition to Vacate. As a result, the Company has included $248,704 to cover the award and accrued interest in its accounts payable at December 31, 2003 and in other expenses for the year ended December 31, 2003. As of September 30, 2004, the Company had accrued $258,973 as a reserve for this claim.

The Company is a co-defendant in a statement of claim filed with the NASD by one of its former customers for breach of fiduciary duty, negligence and respondent superior related to investment losses suffered seven years ago by the customer. Claimant seeks an unspecified amount of damages. The Company has filed an answer to the claim and is vigorously defending itself against the claim. A final arbitration hearing has yet to be scheduled and the attorney is unable to opine on the likely outcome of the claim.

The Company is a defendant in an action filed in New York State Court claiming breach of contract. The complaint seeks approximately $50,000 in damages and other relief. This matter is being vigorously defended by the Company and a counterclaim has been interposed. The attorney has stated that based upon the facts and circumstances currently known, the underlying claim against the Company appears to be lacking in factual merit and otherwise overvalued.

The Company is a co-defendant in a number of state law causes of action alleging that the market price of the plaintiff's stock was "fraudulently manipulated" as the result of purported "Naked Short Sales" of the plaintiff's securities. The Company has not been served in the lawsuit but denies the plaintiff's allegations of wrongdoing and plans to vigorously defend itself. The lawsuit has not been set for trial and the attorney is unable to opine on the likely outcome of the lawsuit.

NOTE 13:  GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. However, the Company has sustained operating losses in recent years and has had negative cash flows from operating activities which has required the Company's shareholders to contribute substantial amounts of capital to fund the operating losses. In addition, as of December 31, 2003, the Company is in default on a SBA guaranteed loan.

In accordance with its 2003 business plan, the operating losses over the last six months of 2003 were reduced and in January of 2004 almost reached the breakeven point. In addition, the Company has prepared financial forecasts based upon current increased production and an improving environment for its emerging market bond trading division and is continuing to closely monitor productivity and expenditures. The Company is also currently negotiating with the SBA for an extension of the term (3 years) and a reduction of the interest rate (8%) of the loan payable because they are not consistent with more favorable terms being offered at other lending institutions. Management is committed to providing operating capital as needed for the upcoming year in anticipation of a turnaround in profitability. Management believes that the above actions presently being taken to revise the Company's operations provide the opportunity for the Company to continue as a going concern.

NOTE 14:  SUBSEQUENT EVENT (Unaudited)

On November 2, 2004, vFinance, Inc.'s ("vFinance") wholly-owned subsidiary, vFinance Investments Holdings, Inc. ("vFinance Investments"), completed its acquisition of certain assets of Global The assets acquired from Global included certain intellectual property, customer accounts, computer equipment, and certain clearance and trading agreements relating to emerging market debt trading, wholesale market-making in selected equities for institutional clients, and direct-access equity trading. vFinance Investments assumed no liabilities in connection with the acquisition of Global's assets.

                   FINANCIAL STATEMENTS OF EQUITYSTATION, INC.

                          INDEX TO FINANCIAL STATEMENTS



Independent auditors' report  ..........................   16

Balance sheets ..........................................  18

Statements of operations  ...............................  19

Statement of changes in stockholders' equity ............  20

Statements of cash flows ................................  21

Notes to financial statements ........................  22-23

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                                                         SHAVELL & COMPANY, P.A.
                                    Certified Public Accountants and Consultants

                          7700 Congress Avenue, Suite 3105, Boca Raton, FL 33487
                                            Ph (561) 997-7242 Fax (561) 997-7262
                                                                info@shavell.net

                          INDEPENDENT AUDITORS' REPORT




To the Stockholder
EquityStation, Inc.
Fort Lauderdale, Florida 33309


We have audited the accompanying statement of financial condition of EquityStation, Inc.as of December 31, 2003, and the related statements of operations, changes in stockholder's equity, and cash flows for the year then ended, that you are filing pursuant to Rule 17a-5 under the Securities Exchange Act of 1934. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EquityStation, Inc. as of December 31, 2003, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.



SHAVELL & COMPANY, P.A.

/s/ Shavell & Company, P.A.


Boca Raton, Florida
February 20, 2004

                                                         SHAVELL & COMPANY, P.A.
                                    Certified Public Accountants and Consultants

                          7700 Congress Avenue, Suite 3105, Boca Raton, FL 33487
                                            Ph (561) 997-7242 Fax (561) 997-7262
                                                                info@shavell.net

                          INDEPENDENT AUDITORS' REPORT




To the Stockholder
EquityStation, Inc.
Fort Lauderdale, Florida 33309


We have audited the accompanying statement of financial condition of EquityStation, Inc.as of December 31, 2002, and the related statements of operations, changes in stockholder's equity, and cash flows for the year then ended, that you are filing pursuant to Rule 17a-5 under the Securities Exchange Act of 1934. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EquityStation, Inc. as of December 31, 2002, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.



                                                     SHAVELL & COMPANY, P.A.

                                                 /s/ Shavell & Company, P.A.


Boca Raton, Florida
February 12, 2003

                               EquityStation, Inc.
                                 BALANCE SHEETS


                                                                    December 31,     September 30, 2004
                                                                        2003             (unaudited)
ASSETS
     Cash                                                         $         13,982    $        1,888
     Receivable from Clearing Organizations                                189,970           188,164
     Due from Related Parties                                                6,542                 -
     Due from Non-Related Parties                                                -             6,409
     Deposits and other                                                      5,113               862
                                                                  -----------------   ---------------
                                                                  $        215,607    $      197,323
                                                                  =================   ===============


LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES
     Accounts Payable                                             $         23,235    $       18,731
     Accrued Liabilities                                                    44,299            54,567
     Payable to Broker-Dealers and Clearing Organizations                      307                50
                                                                  -----------------   ---------------
                                                                            67,841            73,348
                                                                  -----------------   ---------------


STOCKHOLDER'S EQUITY
     Common Stock, No Par Value; Authorized
     10,000,000 Shares; Issued 1000Shares                                       10                10
     Additional Paid-in Capital                                          1,081,490         1,181,490
     Accumulated Deficit                                                  (933,734)       (1,057,525)
                                                                  -----------------   ---------------
                                                                           147,766           123,975
                                                                  -----------------   ---------------
                                                                  $        215,607    $      197,323
                                                                  =================   ===============



See accompanying notes to financial statements

                               EquityStation, Inc.
                            STATEMENTS OF OPERATIONS


                                                                                                 For the nine
                                                                                                 month period
                                           Years ended December 31,                             ended September
                                                                                                   30, 2004
                                                  2002                      2003                  (unaudited)
REVENUE
     Commissions                           $              673,673    $              880,274    $         1,663,784
     Interest and Dividends                                55,533                     9,144                  7,589
     Other Income                                          28,920                     1,490                      -
                                           -----------------------   -----------------------   --------------------
                                                          758,126                   890,908              1,671,373
                                           -----------------------   -----------------------   --------------------

EXPENSES
     Employee Compensation and Benefits                   752,987                   664,626                247,943
     Clearance Fees                                       216,970                   287,905                609,535
     Communications and Data Processing                     9,071                    21,615                 31,025
     Interest                                              26,866                     3,664                      -
     Occupancy                                             24,000                    24,000                 18,000
     Other Expenses                                       123,675                   147,913                888,661
                                           -----------------------   -----------------------   --------------------
                                                        1,153,569                 1,149,723              1,795,164
                                           -----------------------   -----------------------   --------------------
NET LOSS                                   $             (395,443)   $             (258,815)   $          (123,791)
                                           =======================   =======================   ====================






See accompanying notes to financial statements

                               EquityStation, Inc.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


                                                               Additional
                                                Common          Paid -in             Accumulated
                                                Stock            Capital                Deficit               Total
Balance, December 31, 2001                $          10    $        414,990     $          (279,476)    $      135,524
Net Loss                                                                                   (395,443)          (395,443)
Capital Contributed                                                 446,500                                    446,500
                                          --------------   -----------------    --------------------    ---------------
Balance, December 31, 2002                           10             861,490                (674,919)           186,581
Net Loss                                                                                   (258,815)          (258,815)
Capital Contributed                                                 220,000                                    220,000
                                          --------------   -----------------    --------------------    ---------------
Balance, December 31, 2003                           10           1,081,490                (933,734)           147,766
Net Loss (unaudited)                                                                       (123,791)          (123,791)
Capital Contributed (unaudited)                                     100,000                                    100,000
                                          --------------   -----------------    --------------------    ---------------
Balance, September 30, 2004 (unaudited)   $          10    $      1,181,490     $        (1,057,525)    $      123,975
                                          ==============   =================    ====================    ===============


















See accompanying notes to financial statements

                               EquityStation, Inc.
                            STATEMENTS OF CASH FLOWS


                                                                                                    For the nine
                                                                                                    month period
                                                                                                        ended
                                                                      Years ended December 31,    September 30, 2004
                                                                        2002            2003         (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
    Net Loss                                                     $    (395,443) $      (258,815)  $      (123,791)
    Adjustments to Reconcile Net Loss
      Provided By Operating Activities:
         Change in Assets and Liabilities:
         Increase (Decrease) In:
          Receivable from Clearing Organizations                      (197,635)         256,604             1,806
         Increase (Decrease) In:
          Accounts Payable                                               4,820           14,660            (4,504)
          Accrued Liabilities                                            5,616           17,999            10,268
          Payable to Broker-Dealers and Clearing Organizations         152,538         (259,381)             (257)
                                                                 -------------- ----------------  ----------------
            Net Cash Used in Operating Activities                     (430,104)        (228,933)         (116,478)
                                                                 -------------- ----------------  ----------------
CASH FLOWS FROM INVESTING ACTIVITIES
    Collections from Related Parties                                                                        6,542
    Increase (Decrease) in Deposits and Other                             (559)          (2,429)            4,251
                                                                 -------------- ----------------  ----------------
            Net Cash (Used in) Provided by Investing Activities           (559)          (2,429)           10,793
                                                                 -------------- ----------------  ----------------
CASH FLOWS FROM FINANCING ACTIVITIES
    Capital Contributed by Shareholder                                 446,500          220,000           100,000
    Advances from Related Parties and Non-Related Parties              (21,998)         (13,728)          (31,619)
    Repayments to Related Parties and Non-Related Parties                7,704           21,480            25,210
                                                                 -------------- ----------------  ----------------
            Net Cash Provided by Financing Activities                  432,206          227,752            93,591
                                                                 -------------- ----------------  ----------------
            Increase (Decrease) in Cash                                  1,543           (3,610)          (12,094)
Cash:
    Beginning of Year                                                   16,049           17,592            13,982
                                                                 -------------- ----------------  ----------------
    End of Period                                                $      17,592  $        13,982   $         1,888
                                                                 ============== ================  ================
SUPPLEMENTARY DISCLOSURES OF CASH FLOW
    INFORMATION
      Cash Payments for Taxes                                    $           -  $             -   $             -
                                                                 ============== ================  ================
      Cash Payments for Interest                                 $      26,866  $         3,664   $             -
                                                                 ============== ================  ================






See accompanying notes to financial statements

EquityStation, Inc.

NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2002, December 31, 2003, and for the Nine Months Ended September 30, 2004 unaudited

NOTE 1:  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

EquityStation, Inc. (the "Company") is a broker-dealer registered with the Securities and Exchange Commission (SEC) and is a member of the National Association of Securities Dealers (NASD). The Company is a Florida corporation incorporated July 22, 1999.

In connection with its activities as a broker-dealer, the Company does not hold customer funds or securities, and promptly transmits all customer funds received to its clearing firm, ABN AMRO, Incorporated. Although the Company's clearing firm maintains all of the accounts of such customers and preserves all required and customary records, the Company remains contingently liable for losses incurred on these accounts.

Interim Financial Statements

The accompanying unaudited financial statements for the nine months ended September 30, 2004, have been prepared in accordance with generally accepted accounting principles for interim financial statements. The accompanying financial statements for the interim periods are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented.

Commissions

Commissions and related clearing expenses are recorded on a trade-date basis as securities transactions occur.

Advertising

Costs of advertising are expensed as incurred and amounted to $45,610 for the year ended December 31, 2002, $59,129 for the year ended December 31, 2003 and $57,016 for the nine month period ended September 30, 2004.

Income Taxes

The Company files federal and state corporate income tax returns. The Company has not accrued any federal and state income tax liability for the year ended December 31, 2003 and the nine month period ended September 30, 2004.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Cash Equivalents

For purposes of the statement of cash flows, the Company has defined cash equivalents as highly liquid investments, with original maturation of less than ninety days that are not held for sale in the ordinary course of business.

NOTE 2: RECEIVABLE FROM AND PAYABLE TO BROKER-DEALERS AND CLEARING ORGANIZATIONS

Amounts receivable from and payable to broker-dealers and clearing organizations at December 31, 2003, consist of broker receivables of $189,970 and brokers payable of $307. As of September 30, 2004, the Company had a broker receivable of $188,164 and a payable of $50.

The Company clears all of its commissioned transactions through another broker-dealer on a fully disclosed basis. The amount receivable from the clearing broker relates to the aforementioned transactions. Any payables to the broker-dealers are normally collateralized by amounts receivable and by deposits held by the clearing organization.

NOTE 3:        RELATED PARTY TRANSACTIONS

As of December 31, 2003, the Company was due non-interest bearing advances made to a related entity of $6,542. The Company was not due any of these advances as of September 30, 2004. The Company also paid an entity owned by a shareholder of its parent company consulting fees of $27,600 for the years 2002 and 2003 and $32,250 for the nine month period ended September 30, 2004.

NOTE 4:        NET CAPITAL REQUIREMENTS

The Company is subject to the Securities and Exchange Commission Uniform Net Capital Rule (SEC rule 15c3-1), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. At December 31, 2003, the Company had net capital of $125,594 that was $25,594 in excess of its required net capital of $100,000. At September 30, 2004, the Company had net capital of $116,704 which was $16,704 in excess of its net capital requirement of $100,000. The Company's net capital ratio was 1.85 to 1and 0.62 to 1 as of December 31, 2003 and September 30, 2004, respectively.

NOTE 5:  INCOME TAXES

The Company has available at December 31, 2003, $932,000 of unused operating loss carry forwards that may be applied against future taxable income and that expire in various years from 2020 to 2023. Based upon these carry forwards, there is no current income tax liability at December 31, 2003 or September 30, 2004.

The deferred portion of the income tax benefit included in the statement of operations net of a valuation allowance is $0 at December 31, 2003 and September 30, 2004.

NOTE 6:  OFF-BALANCE-SHEET RISK

The Company's customers' securities transactions are introduced on a fully-disclosed basis with its clearing broker/dealer, ABN AMRO, Incorporated. The clearing broker/dealer is responsible for collection of and payment of funds, and receipt and delivery of securities relative to customer transactions. Off-balance-sheet risk exists with respect to these transactions due to the possibility that customers may be unable to fulfill their contractual commitments wherein the clearing broker/dealer may charge any losses it incurs to the Company. The Company seeks to minimize this risk through procedures designed to monitor the creditworthiness of its customers and proper executions of customer transactions by the clearing broker/dealer.

NOTE 7:  SUBSEQUENT EVENT (Unaudited)

On November 2, 2004, vFinance's wholly-owned subsidiary, vFinance Investments, completed its acquisition of 100% of the issued and outstanding equity securities of EquityStation, all of which were owned by Level2, a subsidiary of Global.

(b) Pro Forma Financial Statements of Business Acquired

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On November 2, 2004, vFinance's wholly-owned subsidiary, vFinance
Investments completed its acquisition of certain assets of Global and 100% of the issued and outstanding equity securities of EquityStation, all of which were owned by Level2, a subsidiary of Global. These transactions are subject to the approval of the National Association of Securities Dealers, Inc.

In accordance with the terms of the acquisition agreements, the Company delivered into escrow 8,324,690 restricted shares (the "Shares") of the Company's common stock (the "Common Stock"), and warrants (the "Warrants") to purchase 3,299,728 shares of the Common Stock at a price of $0.11 per share. All of the shares of EquityStation were also delivered into escrow. Subject to (a) any indemnification claims under the acquisition agreements and (b) the financial performance of EquityStation and the business of Global acquired by vFinance Investments over the periods specified in the escrow agreement, all or a portion of the Shares and the Warrants will be distributed to Global and Level2. When the escrow agreement is terminated, all of the shares of EquityStation will be distributed to vFinance Investments, and the holders of the Shares and Warrants will be entitled to certain piggyback registration rights. The Company also entered into a standstill agreement with each of Marcos Konig, Harry Konig and Salomon Konig, to provide restrictions on certain actions for a defined time period.

In connection with the acquisitions, Scott J. Saunders ("Saunders") received 150,000 restricted shares of the Common Stock. The shares received by Saunders are not subject to the escrow agreement, registration rights agreement or standstill agreement.

The following Unaudited Pro Forma Combined Financial Statements of Global, EquityStation and vFinance gives effect to the acquisition of certain assets of Global and 100% of the issued and outstanding equity securities of EquityStation, under the purchase method of accounting prescribed by Accounting Principles Board Opinion No. 16, Business Combinations. These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable.

The Unaudited Pro Forma Combined Financial Statements do not purport to represent what the results of operations or financial position of vFinance would actually have been if the acquisition had in fact occurred on such dates nor do they purport to project the results of operations or financial position of vFinance for any future period or as of any date, respectively.

These Unaudited Pro Forma Combined Financial Statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between the companies.

You should read the financial information in this section along with Global and EquityStation historical financial statements and accompanying notes in this amended Current Report on Form 8-K.

                                  VFINANCE, INC
                   Unaudited Pro Forma Combined Balance Sheet
                               September 30, 2004


                                                                                         Pro Forma
                                           vFinance      Global Partners  EquityStation  Adjustments     Pro Forma
ASSETS
  Cash                                $      4,237,980   $      413,465   $      1,888   $ (413,465)  $   4,239,868
  Receivable from Clearing
   Organizations                               216,092          358,801        188,164     (358,801)        404,256
  Due from Related Parties                           -          715,381              -     (715,381)              -
  Due from Non Related Parties                 172,604                -          6,409            -         179,013
  Bond                                               -          273,100              -     (273,100)              -
  Securities Owned:                                                                           -               -
    Marketable Securities, at
     Market Value                              532,929           38,119              -      (38,119)        532,929
    Not Readily Marketable, at
     Estimated Fair Value                      119,752           24,400              -      (24,400)        119,752
  Deposits                                     123,937           17,500            862      (17,500)        124,799
  Prepaid Expenses                              41,446            1,381              -       (1,381)         41,446
  Advances to Employees                         42,822           20,191              -      (20,191)         42,822
  Property and Equipment, net                  270,160           14,981              -      (14,981)        270,160
  Goodwill                                     420,000                -              -    2,014,172       2,434,172
  Other Assets                                 484,511                -              -            -         484,511
                                       ----------------  ---------------  -------------  -----------  --------------
                                       $     6,662,233   $    1,877,319   $    197,323   $  136,853   $   8,873,728
                                       ================  ===============  =============  ===========  ==============




LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES
  Accounts Payable                     $     1,087,585   $      324,021   $     18,731   $ (324,021)  $   1,106,316
  Accrued Liabilities                        1,225,327            6,120         54,567       (6,120)      1,279,894
  Payable to Broker-Dealers                          -                -             50            -              50
  Security Deposits                                  -                -              -            -               -
  Commissions Payable                                -           119,935             -     (119,935)              -
  Securities Sold, Not Yet Purchased,
   At Market                                    70,517             3,358             -       (3,358)         70,517
  Loan Payable                                       -           219,770             -     (219,770)              -
  Capital Lease Obligations                     21,834                 -             -            -          21,834
  Other                                          4,011                 -             -            -           4,011
                                       ----------------  ----------------  ------------  -----------  --------------
                                             2,409,274           673,204        73,348     (673,204)      2,482,622
                                       ----------------  ----------------  ------------  -----------  --------------

COMMITMENTS AND CONTINGENCIES

  Subordinated Loans                                 -           550,000             -     (550,000)              -
                                       ----------------  ----------------  ------------  -----------  --------------

STOCKHOLDER'S EQUITY
  Common Stock                                 332,959           134,500            10      (49,763)        417,706
  Additional Paid-in Capital                25,195,546         7,203,155     1,181,490   (6,331,245)     27,248,946
  Deferred Compensation                        (20,735)                                           -         (20,735)
  Accumulated Deficit                      (21,254,811)       (6,683,540)   (1,057,525)   7,741,065     (21,254,811)
                                       ----------------  ----------------  ------------  -----------  --------------
                                             4,252,959           654,115       123,975    1,360,057       6,391,106
                                       ----------------  ----------------  ------------  -----------  --------------
                                       $     6,662,233   $     1,877,319   $   197,323   $  136,853   $   8,873,728
                                       ================  ================  ============  ===========  ==============

                                  VFINANCE, INC
              Unaudited Pro Forma Combined Statement of Operations
                      For the year ended December 31, 2003



                                                                                   Pro Forma
                                    vFinance      Global Partners   EquityStation  Adjustments    Pro Forma
REVENUE
    Commissions                $     13,372,875   $       239,523   $    880,274   $        -   $ 14,492,672
    Principal Transactions            4,533,933         2,973,115              -            -      7,507,048
    Success Fees                      3,549,453                 -              -            -      3,549,453
    Consulting and retainers            468,168                 -              -            -        468,168
    Interest and Dividends                    -            18,568          9,144            -         27,712
    Web operations                      468,724                 -              -            -        468,724
    Other Income                      2,085,313            60,454          1,490            -      2,147,257
                               -----------------  ----------------  -------------  -----------  ------------
                                     24,478,466         3,291,660        890,908            -     28,661,034
                               -----------------  ----------------  -------------  -----------  -------------

EXPENSES
    Employee Compensation and
     Benefits                        15,262,561         2,889,413        664,626            -     18,816,600
    Clearance Fees                      934,884           306,186        287,905            -      1,528,975
    Communications and Data
     Processing                         694,511           656,179         21,615            -      1,372,305
    Interest                            199,111            89,963          3,664            -        292,738
    Occupancy                           456,558           385,019         24,000            -        865,577
    Other Expenses                    6,619,426           779,292        147,913            -      7,546,631
                               -----------------  ----------------  -------------  -----------  -------------
                                     24,167,051         5,106,052      1,149,723            -     30,422,826
                               -----------------  ----------------  -------------  -----------  -------------

PRE TAX NET INCOME (LOSS)               311,415        (1,814,392)      (258,815)           -     (1,761,792)
                               -----------------  ----------------  -------------  -----------  -------------


    Income tax benefit                        -                 -              -            -              -
                               -----------------  ----------------  -------------  -----------  -------------

NET INCOME (LOSS) available
 to shareholders               $        311,415   $    (1,814,392)  $   (258,815)  $        -   $ (1,761,792)
                               =================  ================  =============  ===========  =============


                                  VFINANCE, INC
        Unaudited Pro Forma Combined Statement of Operations For the nine month period ended September 30, 2004


                                                                                        Pro Forma
                                           vFinance    Global Partners  EquityStation  Adjustments    Pro Forma
REVENUE
    Commissions                         $ 10,700,404   $      159,762   $  1,663,784   $        -   $  12,523,950
    Principal Transactions                 3,229,400        2,772,633              -            -       6,002,033
    Success Fees                           2,263,050                -              -            -       2,263,050
    Consulting and retainers                 222,291                -              -            -         222,291
    Interest and Dividends                    47,316            2,774          7,589            -          57,679
    Web operations                           325,736                -              -            -         325,736
    Other Income                           1,846,364          353,714              -            -       2,200,078
                                        -------------  ---------------  -------------  -----------  --------------
                                          18,634,561        3,288,883      1,671,373            -      23,594,817
                                        =============  ===============  =============  ===========  ==============

EXPENSES
    Employee Compensation and Benefits    14,180,490        2,461,181       247,943             -      16,889,614
    Clearance Fees                           592,782          333,464       609,535             -       1,535,781
    Communications and Data Processing       497,966          408,154        31,025             -         937,145
    Interest                                 290,957           59,585                           -         350,542
    Occupancy                                294,460          296,201        18,000             -         608,661
    Other Expenses                         2,342,475          377,079       888,661             -       3,608,215
                                        -------------  ---------------  ------------  ------------  --------------
                                          18,199,130        3,935,664     1,795,164             -      23,929,958
                                        -------------  ---------------  ------------  ------------  --------------
INCOME (LOSS)                                435,431         (646,781)     (123,791)            -        (335,141)
                                        -------------  ---------------  ------------  ------------  --------------

    Gain on forgiveness of debt            1,500,000                -             -             -       1,500,000
                                        -------------  ---------------  ------------  ------------  --------------


PRE TAX NET INCOME (LOSS)                  1,935,431         (646,781)     (123,791)            -       1,164,859

    Income tax benefit                       400,000                -             -             -         400,000
                                        -------------  ---------------  ------------  ------------  --------------


NET INCOME (LOSS) available
 to shareholders                        $  2,335,431   $     (646,781)  $  (123,791)  $         -   $   1,564,859
                                        =============  ===============  ============  ============  ==============



Pro Forma Adjustments:


                                                     Debit           Credit
                                                 -------------    ------------

        Unassumed Liabilities of Global           1,223,204(1)
        Common Stock -Global                        134,500
        Common Stock -EquityStation                      10
        APIC -Global                              7,203,155
        APIC -EquityStation                       1,181,490
        Goodwill                                  2,014,172(2)
             Unassumed Assets of Global                           1,877,319(1)
             Accumulated Deficit -Global                          6,683,540
             Accumulated Deficit -EquityStation                   1,057,525
             Common Stock -vFinance                                  84,747
             APIC -vFinance                                       2,053,400

(1) The assets and liabilities for Global were not assumed by vFinance. (2) The calculation of goodwill is summarized as follows:


        Purchase price                                 $     2,138,147
        Fair market value of the assets acquired              (197,323)
        Liabilities assumed                                     73,348
                                                       ----------------
            Goodwill                                   $     2,014,172
                                                       ================








                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                        vFinance, Inc.

Dated: January 12, 2005                 By: /s/ Sheila C. Reinken
       ----------------                     -----------------------
                                            Sheila C. Reinken,
                                     TITLE: CHIEF FINANCIAL OFFICER







                                  End of Filing